UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 30, 2011

MACRSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	73-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 South Boulder Ave. Suite 700, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 280-8693

Copy of correspondence to:

Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Between September 30, 2011 and October 5, 2011, MacroSolve, Inc. (the “Company”) entered into a subscription agreement (the “Purchase Agreement”) with nine accredited investors (the “Investors”), providing for the sale by the Company to the Investors of an aggregate of (i) convertible debentures in the aggregate principal amount of $375,000 (the “Debentures”) and (ii) Series B warrants (the “Warrants”) to purchase 11,091,551 shares of common stock of the Company (“Common Stock”).

The Debentures accrue interest at an annual rate of 12%, which will be paid quarterly exclusively from the Debenture Account. Principal on the Debentures will be paid quarterly, on a pro rata basis with all Debentures, as the Debenture Account (as hereinafter defined) permits, but only after all accrued interest has been paid. The Debenture Account is a bank account established with a financial institution for the deposit of 25% of any funds the Company receives from any judgment or settlement in any patent infringement cases involving United States Patent Number 7,822,816.

The Debentures may be converted into shares of Common Stock at the option of the holder. Upon conversion, the holder will be entitled to receive the number of shares of Common Stock that equal to two hundred percent (200%) of the amount of the Debentures, together with accrued and unpaid interest, being converted, divided by the conversion price, which is the weighted average price for the five-day trading period before the notice of conversion, provided, however, that the Conversion Price shall not be more than $.10 per share for Debentures issued prior to October 1, 2011, and shall not be less than $0.10 per share at any time. Any Debentures that are outstanding on the maturity date that have not been repaid from the Debenture Account will be repaid by the issuance of shares of Common Stock at the conversion price.

The Warrants are exercisable until December 31, 2016 at an exercise price of (i) $0.10 per share for Warrants issued prior to October 1, 2011 or (ii) the weighted average price for the five-day trading period before the notice of exercise for Warrants issued on or after October 1, 2011, provided, however, that the exercise price shall not be less than $0.10 per share at any time. The Warrants are also exercisable on a cashless basis at any time.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement
10.02	Form of Summary of Terms
10.03	Form of Convertible Debenture
10.04	Form of Warrant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: October 6, 2011	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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